[*]=information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.
Exhibit 10.63
SECURITY AGREEMENT
          This SECURITY AGREEMENT (this “Agreement”) is made this 1st day of August, 2005, between COMMERCE ENERGY, INC., a California Corporation (“Commerce Energy”), and TENASKA POWER SERVICES CO., a Nebraska corporation (“TPS”).
WITNESSETH:
          WHEREAS, Commerce Energy and TPS are parties to that certain EEI Power Purchase and Sale Agreement dated August 1, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Master Agreement”);
          WHEREAS, Commerce Energy and TPS are parties to that certain Agreement for QSE and Marketing Services dated August 1, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “QSE Agreement” and, together with the Master Agreement, the “Energy Agreements”);
          WHEREAS, Commerce Energy has accepted and assumed by assignment from ACN Energy, Inc. certain agreements identified in that certain Assignment and Assumption Agreement dated as of July 14, 2005, between ACN Energy, Inc., TPS, and Commerce Energy (with the assigned agreements identified therein referenced in this Agreement as the “Assigned Agreements”);
          WHEREAS, Commerce Energy is a wholly-owned subsidiary of Commerce Energy Group, Inc. (“Commerce Energy Group”), a Delaware corporation; and
          WHEREAS, in order to induce TPS to enter into the Energy Agreements and the other Transaction Documents and to induce TPS to perform its obligations under the Energy Agreements and the Assigned Agreements, Commerce Energy has agreed to grant a continuing Lien on the Collateral (as hereinafter defined) to secure the prompt and complete payment, observance and performance of, among other things, the obligations of Commerce Energy arising under the Energy Agreements and the Assigned Agreements (being hereinafter referred to as the “Secured Obligations”), by the granting of the security interest contemplated by this Agreement.
          NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
          1. Defined Terms.
(a) All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Master Agreement and if not defined therein, in the QSE Agreement.
(b) “Affiliate” means, as to any person, any entity that directly or indirectly controls, is controlled by, or is under common control with, such person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to (a) vote ten percent (10%)

or more of the securities having ordinary voting power for the election of directors of such person, or (b) direct or cause the direction of management and policies of a business, whether through the ownership of voting securities, by contract or otherwise and either alone or in conjunction with others or any group.
(c) “Chattel Paper” means “chattel paper” as that term is defined in the UCC and, in any event, including, tangible chattel paper and electronic chattel paper.
(d) “Collateral Balance Report” means the monthly projections and weekly actual calculations prepared by Commerce Energy setting forth the lines of credit available to and receipts, disbursements and cash flow of Commerce Energy.
(e) “Commercial Credit Line” means the principal amount of that certain unsecured commercial credit line established by TPS for Commerce Energy from time to time, which shall not be less than $1,000,000 (unless reduced below such amount in accordance with this Agreement): provided that Commerce Energy Group has provided a guaranty in an amount not less than $1,000,000 in form and substance reasonably acceptable to TPS.
(f) “Credit Amount” has the meaning given to such term in Section 6(e)(ii).
(g) “Credit Exposure Ratio” has the meaning given to such term in Section 6(1).
(h) “ERCOT” means the Electric Reliability Council of Texas, or any successor thereto.
(i) “ERCOT Protocols” means the document adopted, published and amended from time to time by ERCOT, and approved by the PUCT to govern electric transactions in the ERCOT Region, including any attachments or exhibits referenced in the document, that contain the scheduling, operations, planning, reliability and settlement policies, rules, guidelines, procedures, standards and criteria of ERCOT, or any successor document thereto
(j) “ERCOT Region” means the geographic region within the State of Texas administered by ERCOT.
(k) “Instruments” means “instruments”, “promissory notes”, “letters of credit”, “drafts”, “documents”, “letter of credit rights” and “investment property” (each as defined in the UCC), whether certificated or uncertificated, including, security entitlements, securities accounts, commodity contracts, commodity accounts, and any and all supporting obligations in respect thereof.
(l) “Lien” means any lien, claim, charge, pledge, security interest, deed of trust, mortgage, or other encumbrance.
(m) “Lockbox” means post office box number 644010 and bank account number [*] related thereto established in the name of “Tenaska Power Services Co. as Pledgee of Commerce Energy, Inc.” pursuant to the Lockbox Agreement.
(n) “Lockbox Agreement” means that certain Blocked Account Control Agreement (with Lockbox Services) dated as of August 1, 2005 among Commerce Energy, TPS and U.S. Bank
[*]=information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

National Association, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.
(o) “Net Present Value” has the meaning given to such term in Section 6(e)(ii)(6).
(p) “Non-ERCOT Funds” means funds which are on deposit in the Lockbox which result from activities of Commerce Energy (whether arising from the sale by Commerce Energy of power or otherwise) outside of the ERCOT Region, but solely to the extent deposited in the Lockbox by error or inadvertence. For the avoidance of doubt, “Non-ERCOT Funds” shall not include amounts deposited by Commerce Energy to increase the Credit Amount established in Section 6(e)(ii).
(q) “Notice of Control” has the meaning given to such term in Section 10(i).
(r) “PUCT” means the Public Utility Commission of Texas, or any successor thereto.
(s) “RSC” means each of those certain electric retail sales customers in the ERCOT Region served by Commerce Energy or an Affiliate, or acquired from ACN Energy, Inc. pursuant to the Assigned Agreements, from whom Commerce Energy has rights to receive payments (which shall be listed on the Collateral Balance Report, as the same may be amended from time to time).
          “RSC Contract” means any contract, agreement, letter of understanding, service tariff, or billing arrangement with an RSC for retail sale of electricity in the ERCOT Region, including but not limited to an RSC Term Contract.
(u) “RSC Term Contract” means a Term Contract with an RSC who is either in the Large Non Residential customer class (as defined by the PUCT) or in the Small Non Residential customer class (as defined by the PUCT) consuming above 50 kw, and all other Term Contracts with an RSC to be included solely at TPS’ option, for retail sale of electricity in the ERCOT Region including, without limitation, those contracts and agreements listed on Exhibit A attached hereto, as the same may be amended from time to time.
(v) “RSC Revenues” means all cash, property, Chattel Paper, Instruments or other value transferred, paid, payable, distributed or distributable to or for the account of Commerce Energy by RSCs as payment for electric energy purchases and related services and any other right of Commerce Energy to payment pursuant to a RSC Contract.
(w) “Specified Event of Default” means (i) an Event of Default under and as defined in the Master Agreement; (ii) an Event of Default under and as defined in the QSE Agreement; (iii) an Event of Default under the Assigned Agreements; (iv) the failure of Commerce Energy to perform, comply with or observe any term, covenant or obligation applicable to it under this Agreement with respect to its provision to TPS of any required report, statement, or information if such failure shall remain unremedied for fifteen (15) days after written notice thereof shall have been given to Commerce Energy by TPS; or (v) the failure of Commerce Energy to perform, or comply with, or observe any other term, covenant or obligation applicable to it under this Agreement if such failure shall remain unremedied for three (3) Business Days after written notice thereof shall have been given to Commerce Energy by TPS.

(x) “Term Contracts” means any contract, agreement or letter of understanding having an initial term of at least a six month period.
(y) “Transaction Documents” means this Agreement, the Energy Agreements, the Assigned Agreements, any transaction confirmations entered pursuant to the Master Agreement, the Lockbox Agreement and all other agreements, Instruments or documents which are executed and delivered from time to time by Commerce Energy or Commerce Energy Group to TPS in connection with or in support of the Energy Agreements.
(z) “UCC” means the Uniform Commercial Code as in effect from time to time in the State of Texas.
          2. Grant of Security. Commerce Energy hereby unconditionally grants, assigns and pledges to TPS a continuing security interest in and security title to (together with a right of setoff) (hereinafter referred to as the “Security Interest”), Commerce Energy’s right, title and interest in and to the following, whether now owned or hereafter acquired or arising (collectively, the “Collateral”):
(a) all of Commerce Energy’s interest in the Lockbox (other than Non-ERCOT Funds which may from time to time be deposited therein);
(b) all of Commerce Energy’s interest in the Lockbox Agreement;
(c) all RSC Term Contracts;
(d) all of Commerce Energy’s interests in the Assigned Agreements;
(e) all billed and unbilled (based on the energy provided to the RSC but not yet billed due to the timing of customer meter count cycles) accounts receivable resulting from the RSC Contracts (the “Accounts”);
(f) all RSC Revenues, security deposits, prepayments, credit card account payments and authorizations and other supporting obligations of RSCs related to the RSC Contracts; and
(g) all of the proceeds and products, whether tangible or intangible, of any of the foregoing, and any and all RSC Revenues, money, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, and all proceeds of any such proceeds, or any portion thereof or interest therein (the “Proceeds”).
          3. Security for Obligations. This Agreement and the Security Interest created hereby secures the payment and performance of all the Secured Obligations. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Commerce Energy to TPS but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy action involving Commerce Energy.
          4. Commerce Energy Remains Liable. Anything herein to the contrary notwithstanding, (a) Commerce Energy shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by TPS of any of the rights hereunder shall not release Commerce Energy from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) TPS shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall TPS be obligated to perform any of the obligations or duties of Commerce Energy hereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Until a Specified Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, the Energy Agreements or other Transaction Documents, Commerce Energy shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of its business, subject to and upon the terms hereof and of the Energy Agreements and other Transaction Documents.
          5. Representations and Warranties. Commerce Energy hereby represents and warrants as follows:
(a) The exact legal name of Commerce Energy is set forth on the signature pages of this Agreement. Commerce Energy does not conduct, and, during the five-year period immediately preceding the date of this Agreement, Commerce Energy has not conducted, business under any trade name or other name other than those set forth on Schedule 1 attached hereto. The Internal Revenue Service taxpayer identification number and the organizational identification number issued by the state of formation of Commerce Energy is listed next to Commerce Energy’s name on Schedule 1 attached hereto.
(b) This Agreement creates a valid security interest in the Collateral of Commerce Energy, to the extent a security interest therein can be created under the UCC, securing the payment of the Secured Obligations. Except to the extent a security interest in the Collateral cannot be perfected by the filing of a UCC financing statement under the UCC, all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or will have been taken upon the filing of UCC financing statements listing Commerce Energy, as a debtor, and TPS, as secured party, in the jurisdiction(s) listed next to Commerce Energy’s name on Schedule 2 attached hereto. Upon the making of such filings, TPS shall have a perfected security interest in the Collateral of Commerce Energy to the extent such security interest can be perfected by the filing of a financing statement under the UCC free and clear of any Liens other than the Lien of TPS. Commerce Energy, as of the date of this Agreement, is incorporated in the State of California.
          6. Covenants. Commerce Energy covenants and agrees with TPS that from and after the date of this Agreement and until the date of termination of this Agreement, Commerce Energy shall abide by the following:
(a) Control Agreements. Commerce Energy shall enter into the Lockbox Agreement with TPS and U.S. Bank, National Association for the Lockbox.
(b) Change Name; Reincorporate. Commerce Energy covenants and agrees that it will not, without at least thirty (30) days prior written notice to TPS, change its name or reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which Commerce Energy is incorporated or organized as of the date of this Agreement.
(c) Transfers and Other Liens. Commerce Energy shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as expressly otherwise permitted by the Transaction Documents, or (ii) create or permit to exist any Lien, security interest, option or other charge or encumbrance upon or with respect to any of the Collateral, except for the Liens of TPS. The inclusion of Proceeds in the Collateral shall not be deemed to constitute TPS’ consent to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Transaction Documents.
(d) Deposits into the Lockbox. (i) All RSC Revenues received by Commerce Energy (whether distributed or paid to Commerce Energy or an Affiliate by any other person or entity) shall be deposited into the Lockbox; (ii) on or prior to the date of this Agreement, Commerce Energy shall have irrevocably instructed each RSC and all other persons or entities paying RSC Revenues to make such payments to the Lockbox; (iii) Commerce Energy shall instruct all future RSCs and all other persons or entities at any time paying RSC Revenues to make such payments to the Lockbox; and (iv) Commerce Energy shall use all commercially reasonable efforts to cause all such persons or entities to agree to make such payments to the Lockbox.
(e) Collateral Balance Reports.
               (i) Delivery of Collateral Balance Report. No later than five (5) Business Days before the first day of each month, Commerce Energy will prepare and make available to TPS a monthly forecast of its estimated receipts and disbursement schedule which will include all planned disbursement amounts that Commerce Energy will pay from the Lockbox including an estimate of energy costs (both TPS costs and third-party supplier costs), utility charges, counterparty cash withdrawals, bank administration fees, fees payable to TPS under the QSE Agreement, and any fees payable to ERCOT not previously paid by TPS on behalf of Commerce Energy. Commerce Energy will update this forecast each week during such month to reflect actual receipts and disbursements for such week and adjust forecasts for the remainder of such month.
               (ii) Determination of Credit Amount. Subject to the terms and conditions of the Energy Agreements, this Agreement and the other Transaction Documents, TPS agrees to provide credit to Commerce Energy pursuant to the Energy Agreements from time to time in an amount not to exceed the Credit Amount. Commerce Energy will provide TPS with a report (which shall be included in the Collateral Balance Report) setting forth the calculation of the Credit Amount and Credit Exposure Ratio (calculated as of the end of the Business Day immediately preceding such calculation day) not later than five (5) days prior to the end of each month, and shall update the report setting forth the Credit Amount and Credit Exposure Ratio each week during each month to reflect actual amounts for such week and adjust the Credit Amount and Credit Exposure Ratio forecasts for the remainder of such month. For purposes hereof, the “Credit Amount” shall mean the sum of the following (as determined as of any date of calculation):

               (1) 100% of all Accounts which have been billed by Commerce Energy to the account debtor, the payment of which is not more than ninety (90) days past due;
               (2) 100% of all Accounts for which energy has been delivered by Commerce Energy but which have not yet been billed by Commerce Energy to the account debtor; plus
               (3) all funds on deposit in the Lockbox, other than Non-ERCOT
Funds; plus
               (4) the amount of the Commercial Credit Line; plus
               (5) the aggregate undrawn amount of all letters of credit issued to TPS in a faun and from a bank reasonably acceptable to TPS for the account of Commerce Energy with TPS listed as the beneficiary: plus
               (6) 100% of the Net Present Value of the RSC Term Contracts. For purposes hereof, “Net Present Value” shall mean the aggregate amount of all RSC Term Contracts, as calculated by the weighted average sales price of such contracts over the life of such contracts, minus the reasonably projected cost of Commerce Energy’s energy acquisition and delivery service expenses, discounted to present value using a discount rate equal to the prime rate (as published in the Wall Street Journal) in effect from time to time.
               (iii) Delivery of Distribution Statements. For each payment from the Lockbox, Commerce Energy shall prepare a distribution statement in the form attached hereto as Exhibit B (a “Distribution Statement”) for the undisputed portion of any invoice, which Distribution Statement shall set forth the undisputed amount due each party and shall be signed by Commerce Energy. With respect to the disputed portion(s) of an invoice, if any, Commerce Energy shall agree to either continue investigating the circumstances surrounding the amount in dispute or, if necessary, proceed to dispute resolution pursuant to requirements of the Energy Agreements. TPS shall be receive a copy of all Distribution Statements with the weekly update provided pursuant to Section 6(e)(i) and shall have the right to request supporting documentation, which shall be provided by Commerce Energy within three (3) Business Days of such request by TPS in writing.
(f) Lockbox Balance. Commerce Energy shall not permit the balance of the Lockbox to be less than one hundred thousand and No/100 dollars ($100,000).
(g) Payment of Bills. Commerce Energy shall timely pay all bills due for services performed in the ERCOT Region (i.e. supply payments, utility charges, bank administration fees, fees payable to TPS under the QSE Agreement, and any fees payable to ERCOT not previously paid by TPS on behalf of Commerce Energy).
(h) Form of RSC Term Contracts. Commerce Energy shall obtain TPS’s prior approval of the RSC Term Contract form for structured term transactions, and such RSC Term Contracts shall contain assignment provisions reasonably satisfactory to TPS. All structured RSC Term Contracts shall be hedged pursuant to the Commerce Energy approved Risk Policies and

Procedures, a copy of which shall be provided to TPS. The Commerce Energy Risk Oversight Committee will approve any deviation from these policies and shall promptly report such deviation to TPS.
(i) Audit of Collateral. Commerce Energy agrees TPS may audit any Account or RSC Term Contract on a quarterly basis provided that TPS requests such audit no later than fifty (50) calendar days after the end of any of fiscal quarter of Commerce Energy (i.e. fifty (50) calendar days after January 31, April 30, July 31 and October 31).
(j) Minimum Net Worth. Commerce Energy agrees that, in the event Commerce Energy Group fails to maintain a minimum net worth of $60,000,000, as adjusted for auditable non-cash items and as set forth in the most recent Form 10-Q or 10-K for Commerce Energy Group filed with the United States Securities and Exchange Commission, then TPS shall have the right to reduce the Commercial Credit Line to any amount less than $1,000,000 at its sole discretion.
(k) Collateral Lists. On a monthly basis, Commerce Energy shall provide TPS with a schedule of the current RSC Term Contracts (which shall include the name and address of each RSC, and a description of the nature of each RSC Term Contract and the current estimated Net Present Value of each RSC Term Contract).
(l) Credit Exposure. Commerce Energy shall maintain a Credit Exposure Ratio of 1.00 or greater. For purposes of this Agreement, “Credit Exposure Ratio” shall mean the Credit Amount divided by the TPS Actual Credit Exposure. For purposes of this Agreement, the “TPS Actual Credit Exposure” shall mean (i) 100% of the amounts that have been billed by TPS to Commerce Energy under the Energy Agreements and Assigned Agreements which remain unpaid, plus (ii) 100% of unbilled amounts of energy delivered by TPS to Commerce Energy under the Energy Agreements and Assigned Agreements, plus (iii) 100% of amounts of energy TPS has committed to deliver to Commerce Energy, but has yet to deliver to Commerce Energy for the balance of the current month, plus (iv) 100% of TPS’s estimate of unbilled settlement charges incurred by TPS under the QSE Agreement.
          7. Access to Lockbox.
(a) Unless a Notice of Control under the Lockbox Agreement shall have been delivered by TPS and shall remain in effect, (1) Commerce Energy shall have the right from time to time to withdraw funds or request electronic fund transfers or ACH transfers against amounts on deposit in the Lockbox and (2) Commerce Energy shall have the right from time to time to distribute amounts on deposit in the Lockbox to any person, including Commerce Energy. Notwithstanding anything herein to the contrary, in the event any Non-ERCOT Funds are on deposit in the Lockbox, if TPS shall have delivered a Notice of Control under the Lockbox Agreement, such Non-ERCOT Funds shall be disbursed by TPS to Commerce Energy as soon as possible, but in any event no less frequently than weekly.
(b) TPS shall be granted read only on-line access to the Lockbox in order to permit TPS to view the balance of the Lockbox at any time, and from time to time, and shall have the right to request supporting documentation for such balance from Commerce Energy.

          8. Further Assurances.
(a) Commerce Energy agrees that from time to time, at its own expense, it will promptly execute and deliver all further instruments, notices and documents, and take all further action, that may be necessary or that TPS may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable TPS to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.
(b) Commerce Energy authorizes the filing of such financing or continuation statements, or amendments thereto, and Commerce Energy will execute and deliver to TPS such other instruments or notices, as may be necessary or as TPS may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby.
(c) Commerce Energy authorizes TPS to file, transmit, or communicate, as applicable, UCC financing statements, in-lieu financing statements, continuation statements and amendments describing the Collateral, in order to perfect TPS’ security interest in the Collateral without Commerce Energy’s signature to the extent permitted by applicable law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by applicable law. Commerce Energy also hereby ratifies its authorization for TPS to have filed in any jurisdiction any UCC financing statements, in-lieu of UCC financing statements or amendments thereto if filed prior to the date hereof.
(d) Commerce Energy acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of TPS, subject to Commerce Energy’s rights under Section 9-509(d)(2) of the UCC.
          9. TPS’ Duties. The powers conferred on TPS hereunder are solely to protect TPS’ interest in the Collateral and shall not impose any duty upon TPS to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder and the disbursement of funds from the Lockbox to continue compliance with the ERCOT Protocols and the applicable PUCT rules set forth in Section 10, TPS shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. TPS shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which TPS accords its own property.
          10. Remedies. Upon the occurrence and during the continuance of a Specified Event of Default:
(a) TPS may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Transaction Documents, or otherwise available to it, all the rights and remedies of a secured party upon a default under the UCC. TPS shall have full power to sell, lease, transfer or otherwise deal with the Collateral in its own name or that of Commerce Energy. TPS may require that some or all of the RSC Term Contracts be assigned to TPS;

provided, however, that nothing herein shall require TPS to accept assignment of any such RSC Term Contracts. TPS may sell the Collateral or any part thereof in a public or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market. TPS shall give Commerce Energy reasonable notice of the time after which any private sale or any other intended disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if such notice is given at lease ten (10) days prior to the time of the private sale or disposition and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the UCC, as in effect from time to time in any applicable jurisdiction. TPS may appoint a receiver who may be an employee or Affiliate of TPS and who may serve, without bond, to act with respect to the Collateral. All expenses relating to the disposition of the Collateral, including the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral and the reasonable expenses of the receiver and its attorney, shall become a part of the Secured Obligations and shall be payable on demand.
     (b) Any cash held by TPS as Collateral and all cash proceeds received by TPS in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in whole or in part by TPS against, all or any part of the Secured Obligations. Any surplus of such cash or cash proceeds held by TPS and remaining after payment in full of all the Secured Obligations and any Non-ERCOT Funds held by TPS shall be delivered to Commerce Energy.
     (c) TPS (or its designee) may proceed to perform any and all of the obligations of Commerce Energy contained in any RSC Term Contract and may exercise any and all rights of Commerce Energy therein contained as fully as Commerce Energy itself could.
     (d) TPS may ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral.
     (e) TPS may receive, indorse, and collect any drafts or other Instruments and Chattel Paper comprising any part of the Collateral.
     (f) TPS may file any claims or take any action or institute any proceedings which TPS may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of TPS with respect to any of the Collateral.
     (g) TPS may supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to Commerce Energy in respect of any Account.
     (i) TPS may deliver a notice under Section 3 of the Lockbox Agreement to U.S. Bank National Association directing U.S. Bank National Association to comply with orders, notices, requests and other instructions from TPS (such notice referred to herein as a (“Notice of Control”) and exercise its rights under the Lockbox Agreement, including the right to control disbursements from the Lockbox, withdraw and receive money from the Lockbox, and to apply such amounts in satisfaction of the Secured Obligations.

                       Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, in the event that TPS has delivered a Notice of Control under the Lockbox Agreement and at all times when such Notice of Control is in effect, (x) TPS shall operate the Lockbox and disburse the funds deposited from time to time therein in a timely manner to make all payments necessary to prevent Commerce Energy from violating the ERCOT Protocols or the applicable rules of PUCT and (y) TPS shall disburse any Non-ERCOT Funds on deposit in the Lockbox to Commerce Energy as soon as possible, but in any event no less frequently than weekly.
          11. Remedies Cumulative. Each right, power, and remedy of TPS as provided for in this Agreement or in the other Transaction Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Transaction Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise or the refraining of the exercise by TPS, of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by TPS of any or all such other rights, powers or remedies.
          12. Marshalling. TPS shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, Commerce Energy hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of TPS’ rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Commerce Energy hereby irrevocably waives the benefits of all such laws.
          13. Indemnity and Expenses.
(a) Commerce Energy agrees to indemnify TPS from and against all claims, lawsuits and liabilities (including reasonable attorneys’ fees) growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement) or any other Transaction Document, except claims, losses or liabilities resulting from the gross negligence or willful misconduct of TPS.
(b) Commerce Energy shall, upon demand, pay to TPS the amount of any and all expenses, including, without limitation, the reasonable fees and expenses of its counsel incurred and the fees and expenses of any experts and agents, which TPS may incur in connection with (i) the custody, preservation, use or operation of, or, upon a Specified Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Transaction Documents, (ii) the exercise or enforcement of any of the rights of TPS hereunder or (iii) the failure by Commerce Energy to perform or observe any of the provisions hereof.

          14. Merger. Amendments: Etc. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER TRANSACTION DOCUMENTS. REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. No waiver of any provision of this Agreement, and no consent to any departure by Commerce Energy herefrom, shall in any event be effective unless the same shall be in writing and signed by TPS, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by TPS and Commerce Energy.
          15. Addresses for Notices. All notices and other communications provided for hereunder shall be given in the form and manner described under the Master Agreement and shall be delivered to TPS and to Commerce Energy at the following addresses:
if to TPS, at:
Tenaska Power Services Co.
1701 East Lamar Boulevard
Suite 100
Arlington, Texas 76006
Attn: Manager, Contract Administration
Telephone:          (817) 303-1110
Fax:                     (817) 303-1867
if to Commerce Energy, at:
Commerce Energy, Inc.
600 Anton Boulevard
Suite 2000
Costa Mesa, CA 92626
Attn : Rob Gunnin
Telephone:           (714) 259-2502
Fax:                      (714) 259-2592
or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.
          16. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the Secured Obligations have been paid in full or otherwise paid or performed to the satisfaction of TPS, (b) be binding upon Commerce Energy, and its successors and assigns, and (c) inure to the benefit of, and be enforceable by, TPS, and its successors, transferees and assigns. Upon payment in full, or other payment or performance to the satisfaction of TPS, of the Secured Obligations, the Security Interest granted hereby shall terminate and all rights to the Collateral shall revert to Commerce Energy or any other Person entitled thereto. At such time, TPS will authorize the filing of appropriate UCC termination statements to terminate such Security Interests. No transfer or renewal, extension, assignment or termination of this Agreement or of the Energy Agreements, any other Transaction Document, or any other instrument or document executed and delivered by Commerce Energy to TPS nor any additional loans made by TPS to Commerce Energy, nor the taking of further security, nor the retaking or re-delivery of the Collateral to Commerce Energy by TPS, nor any other act of TPS shall release Commerce Energy from any obligation, except a release or discharge executed in writing by TPS with respect to such obligation or payment of such obligation or upon payment in full. or other payment or performance to the satisfaction of TPS, of the Secured Obligations. TPS shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by TPS and then only to the extent therein set forth. A waiver by TPS of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which TPS would otherwise have had on any other occasion. Whenever the consent of TPS is required under this Agreement, the granting of such consent by TPS in any instance shall not constitute continuing consent to any subsequent instance where such consent is required, and in all cases such consent may be granted or withheld in the sole discretion of TPS.
          17. Governing Law. This Agreement is intended to take effect as a sealed instrument and shall be construed in accordance with and governed by the laws of the State of Texas, without regard to the conflict of laws principles thereof, except to the extent that the validity or perfection of the Security Interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of Texas.
          18. Miscellaneous.
(a) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Agreement or any other Transaction Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.
(b) Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.
(c) Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof
(d) The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.
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          IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement by and through their duly authorized officers, as of the day and year first above written.

COMMERCE ENERGY, INC.

By:	/s/R. Nick Cioll

Name:	R. Nick Cioll
Title:	Vice President, Risk Management

TENASKA POWER SERVICES CO.

By:	/s/Trudy Harper

Name:	Trudy Harper
Title:	President

SCHEDULE 1
NAME; FEIN; ORGANIZATIONAL
IDENTIFICATION NUMBER

SCHEDULE 2
LIST OF UCC FILING JURISDICTIONS

Name	Jurisdiction(s)

Commerce Energy, Inc.	California

EXHIBIT A
LIST OF COMMERCE ENERGY INC.’S RSC TERM CONTRACTS

EXHIBIT B
DISTRIBUTION STATEMENT

Date: , 2005

Name of Party to to be Paid:

total Owed Party by Commerce Energy: $

[INSERT OTHER INFORMATION]